Exhibit 21.1

                  SUBSIDIARIES AND AFFILIATES OF

                     McMoRan EXPLORATION CO.


                                                        Name Under Which
   Entity                           Organized           It Does Business
----------------------------     ---------------        ----------------

Freeport-McMoRan Sulphur LLC       Delaware                  Same


FM Services Company                Delaware                  Same


McMoRan Oil & Gas LLC              Delaware                  Same